UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2012

ACCURAY INCORPORATED

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace

Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On May 11, 2012, the Board of Directors (the “Board”) of Accuray Incorporated (“Accuray”) appointed Richard R. Pettingill as a Class 1 member of the Accuray Board.  The Board has not yet determined any committee(s) on which he might serve.  Mr. Pettingill is expected to stand for re-election at Accuray’s 2013 annual meeting of stockholders, when his Class 1 term will expire.  Mr. Pettingill is an independent director under applicable Nasdaq rules.

Mr. Pettingill served as the President and Chief Executive Officer of Allina Hospitals and Clinics, Minnesota’s and western Wisconsin’s largest healthcare organization, from 2002 until his retirement in 2009.  Prior to joining Allina Hospitals and Clinics, Mr. Pettingill served as President and Chief Executive Officer of the California Division of Kaiser Foundation Health Plans and Hospitals, one of the largest non-for-profit managed healthcare companies in the United States, from 1996 to 2002.  Mr. Pettingill currently serves on the boards of directors of MAKO Surgical Corp., a medical devices company, and Tenet Healthcare Corporation, a medical services provider.

Mr. Pettingill will receive the same cash and equity compensation for service on the Board and Board committees, if any, as is currently paid to all other non-employees Board members of Accuray.  Cash compensation is as follows:  (1) for Board service, an annual cash retainer of $35,000 (up to four Board meetings); (2) if appointed to serve on a standing Board committee, additional annual fees of $10,000 for the Audit Committee (up to eight meetings), $5,000 for the Compensation Committee (up to six meetings) and/or $3,000 for the Nominating and Corporate Governance Committee (up to four meetings); and (3) for meetings in excess of the numbers stated above, $1,000 per meeting attended in-person and $500 per meeting attended telephonically.

Mr. Pettingill’s equity compensation is as follows: (1) in connection with his initial appointment to the Board, a stock option grant for the number of shares of common stock equal to $70,000 divided by the fair market value of one share of stock on the grant date, with an exercise price equal to the fair market value per share on the grant date, and full vesting on the first anniversary of his appointment to the Board; and (2) annually, on the last day of the month in which Accuray’s annual meeting of stockholders is held, a restricted stock unit (“RSU”) grant for the number of shares of common stock equal to $120,000 divided by the fair market value of one share of stock on the grant date, with full vesting on the one-year anniversary of the annual meeting of stockholders to which the grant relates.  Vesting of all option and RSU grants accelerates in full in the event of a change in control of Accuray.

There are no arrangements or understandings between Mr. Pettingill and Accuray pursuant to which Mr. Pettingill was appointed as a director.  In addition, Accuray is not aware of any related party transactions involving Accuray and Mr. Pettingill.

On May 17, 2012, Accuray issued a press release, titled “Accuray Appoints Richard Pettingill, LFACHE to Board of Directors.” A copy of Accuray’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Number	Description
99.1	Press Release dated May 17, 2012, titled “Accuray Appoints Richard Pettingill, LFACHE to Board of Directors”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACCURAY INCORPORATED

	By:	/s/ Darren J. Milliken
Darren J. Milliken
Date: May 17, 2012	Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Number	Description
99.1	Press Release dated May 17, 2012, titled “Accuray Appoints Richard Pettingill, LFACHE to Board of Directors”